                                                                      EXHIBIT 12

                          CAPSTEAD MORTGAGE CORPORATION
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)


(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):

                               SIX MONTHS                                YEAR ENDED DECEMBER 31
                                  ENDED         ------------------------------------------------------------------------
                              JUNE 30, 2002        2001           2000            1999           1998            1997
                              -------------     ----------     ----------      ----------     ----------      ----------
Fixed charges                 $      97,272     $  362,327     $  540,605      $  502,933     $  673,233      $  633,845
Preferred stock dividends            10,199         20,446         24,260          22,556         22,342          25,457
                              -------------     ----------     ----------      ----------     ----------      ----------
Combined fixed charges
   and preferred stock
   dividends                  $     107,471     $  382,773     $  564,865      $  525,489     $  695,575      $  659,302
                              =============     ==========     ==========      ==========     ==========      ==========

Fixed charges                 $      97,272     $  362,327     $  540,605      $  502,933     $  673,233      $  633,845
Net income (loss)                    52,961        106,276        (51,486)         57,909       (234,764)        159,926
                              -------------     ----------     ----------      ----------     ----------      ----------

                              $     150,233     $  468,603     $  489,119      $  560,842     $  438,469      $  793,771
                              =============     ==========     ==========      ==========     ==========      ==========
Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                         1.40:1         1.22:1         0.87:1          1.07:1         0.63:1          1.20:1
                              =============     ==========     ==========      ==========     ==========      ==========

(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):

                               SIX MONTHS                              YEAR ENDED DECEMBER 31
                                  ENDED         ------------------------------------------------------------------------
                              JUNE 30, 2002        2001           2000            1999           1998            1997
                              -------------     ----------     ----------      ----------     ----------      ----------
Fixed charges                 $      28,307     $  164,422     $  303,126      $  232,852     $  332,985      $  352,348
Preferred stock dividends            10,199         20,446         24,260          22,556         22,342          25,457
                              -------------     ----------     ----------      ----------     ----------      ----------
Combined fixed charges
   and preferred stock
   dividends                  $      38,506     $  184,868     $  327,386      $  255,408     $  355,327      $  377,805
                              =============     ==========     ==========      ==========     ==========      ==========

Fixed charges                 $      28,307     $  164,422     $  303,126      $  232,852     $  332,985      $  352,348
Net income (loss)                    52,961        106,276        (51,486)         57,909       (234,764)        159,926
                              -------------     ----------     ----------      ----------     ----------      ----------

                              $      81,268     $  270,698     $  251,640      $  290,761     $   98,221      $  512,274
                              =============     ==========     ==========      ==========     ==========      ==========
Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                         2.11:1         1.46:1         0.77:1          1.14:1         0.28:1          1.36:1
                              =============     ==========     ==========      ==========     ==========      ==========